EXHIBIT 2.A

                     NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

Ninth amendment entered into as of the 13th day of February, 1996 (the "Amendment") to a certain Employment Agreement dated February 1, 1986 (as heretofore amended) (the "Employment Agreement") by and between American Claims Evaluation, Inc., a New York corporation, having a place of business at One Jericho Plaza, Jericho, New York 11753-1635 ("Employer"), and Gary Gelman, with an office c/o Employer ("Employee").

                              W I T N E S S E T H:

WHEREAS, Employee is employed as Chairman of the Board, President and Chief Executive Officer of Employer under the Employment Agreement; and

WHEREAS, the parties desire to amend the Employment Agreement to continue the employment of Employee thereunder, subject to, and in accordance with, the terms and conditions of the Employment Agreement as presently in existence;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.    Term

      The term of this Agreement shall commence on the 11th day of March, 1996 and continue for a period of one year until March 10, 1997. The Employment Agreement shall be deemed amended accordingly.

2.    General.

      The terms of the Employment Agreement are hereby incorporated by reference and made a part hereof. Except as expressly modified herein, the Employment Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and as of the day and year first above written.

      EMPLOYER:                   AMERICAN CLAIMS EVALUATION, INC.

                                  By: /s/ Gary J. Knauer
                                      ------------------------------------------
                                      Gary J. Knauer - Chief Financial Officer

      EMPLOYEE:                       /s/ Gary Gelman
                                      ------------------------------------------
                                      Gary Gelman - Employee